                                                             Exhibit 12.2



                             Boston Edison Company
               Computation of Ratio of Earnings to Fixed Charges
                   and Preferred Stock Dividend Requirements
                         Year ended December 31, 1997
                                (in thousands)


Net income from continuing operations                  $144,642

Income taxes                                             82,455

Fixed charges                                           116,258
                                                       --------

     Total                                             $343,355
                                                       ========

Interest expense                                       $106,899
Interest component of rentals                             9,359
                                                       --------

     Subtotal                                          $116,258
                                                       --------

Preferred stock dividend requirements                    20,642
                                                       --------

     Total                                             $136,900
                                                       ========

Ratio of earnings to fixed charges and
preferred stock dividend requirements                      2.51
                                                           ====